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                                                                      EXHIBIT 5

                 [Letterhead of Bracewell & Patterson, L.L.P.]
                                  May 20, 1999



Southdown, Inc.
1200 Smith Street, Suite 2400
Houston, Texas 77002-4486

Ladies and Gentlemen:

We have acted as counsel to Southdown, Inc., a Louisiana corporation (the "Company"), in connection with the Registration Statement on Form S-8 filed by the Company (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 325,000 shares (the "Shares") of the Company's Common Stock, $1.25 par value per share (together with the associated preferred stock purchase rights being collectively referred to as the "Common Stock") issuable upon the exercise of stock options granted under the Southdown, Inc. 1991 Nonqualified Stock Option Plan for Non-Employee Directors, as amended (the "1991 Plan").

We have examined copies of (i) the Restated Articles of Incorporation of the Company, as amended, (ii) the Bylaws of the Company, as amended, (iii) the 1991 Plan, (iv) certain resolutions of the Board of Directors and shareholders of the Company, (v) the Registration Statement, and (vi) such other documents and records as we have deemed necessary and relevant for purposes hereof. In addition, we have relied on representations of officers of the Company and certificates of public officials as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant. We have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to authentic original documents and records of all documents and records submitted to us as copies, and the truthfulness of all statements of fact contained therein.

Based on the foregoing, and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

         1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Louisiana.


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Southdown, Inc.
May 20, 1999
Page 2


         2. The Shares have been duly and validly authorized and, upon issuance pursuant to the exercise of options granted under the 1991 Plan in accordance with the terms of the 1991 Plan and the option agreements related thereto, will be validly issued, fully paid and nonassessable.

The foregoing opinion is based on and is limited to the law of the State of Texas, the law of the State of Louisiana and the relevant law of the United States of America, and we render no opinion with respect to the law of any other jurisdiction. Insofar as the law of the State of Louisiana is applicable to the matters discussed herein, we have relied exclusively upon the opinion of Correro Fishman Haygood Phelps Walmsley & Casteix, L.L.P., a copy of which is annexed hereto, and our opinion is subject to the qualifications, limitations and assumptions set forth therein.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required pursuant to Section 7 of the Securities Act.



                                       Very truly yours,



                                       Bracewell & Patterson, L.L.P.



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                                  May 20, 1999


Bracewell & Patterson, L.L.P.
711 Louisiana Street
Suite 2900
Houston, TX 77002

                  RE: Southdown, Inc.
                      325,000 Shares of Common Stock, $1.25 Par Value Per Share Registration Statement on Form S-8

Gentlemen and Ladies:

                  We have been asked to render this opinion as Louisiana counsel to Southdown, Inc., a Louisiana corporation (the "Company"), in connection with the Registration Statement on Form S-8 filed by the Company under the Securities Act of 1933, as amended (the "Registration Statement"), with respect to 325,000 shares of the Company's Common Stock, $1.25 par value per share (together with the associated preferred purchase rights, the "Shares") issuable under the Southdown, Inc. 1991 Nonqualified
Stock Option Plan for Non-Employee Directors (the "1991 Plan").

                  In connection with this representation and our opinion rendered in this letter, we have reviewed copies of the following documents:
(a) the 1991 Plan; (b) the Restated Articles of Incorporation of the Company, as amended through this date; (c) the Bylaws of the Company, as amended through this date; (d) certain resolutions of the shareholders and of the Board of Directors of the Company; and (e) certificates of officers of the Company and of public officials.



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Bracewell & Patterson, L.L.P.
May 20, 1999
Page 2



                  For the purpose of the opinion expressed in this letter, we have assumed: (a) the legal capacity of all natural persons; (b) the genuineness of all signatures; (c) the authenticity of all documents, certificates and records submitted to us as originals, the conformity to original documents, certificates and records of all documents, certificates and records submitted to us as copies or facsimiles and the authenticity of the originals of such copies or facsimiles; (d) the truthfulness of all statements of fact and representations and warranties contained in the documents, certificates and records submitted us; (e) the proper grant of options in accordance with the terms and conditions of the 1991 Plan; (f) that the purchase price for all Shares issued under the 1991 Plan will have been paid in full in cash, property or services previously rendered to the Company prior to the issuance thereof and will not be less than the aggregate par value of the Shares so issued; and (g) that all documents, certificates and records referred to in this letter, including but not limited to the 1991 Plan, comply with all applicable laws other than the laws of the State of Louisiana. In addition, in rendering the opinions expressed in this letter, we have assumed the accuracy and completeness of, and have relied upon, certifications by public officials and officers of the Company.

                  Based upon and in reliance on the foregoing and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that:

         1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Louisiana.

         2. The Shares have been duly and validly authorized and, upon issuance in accordance with the provisions and conditions of the 1991 Plan and the option agreements related thereto, will be validly issued, fully paid and nonassessable.


                  The opinion expressed in this letter is subject to limitations imposed by the effect of general equitable principles, including without limitation the effect of concepts of good faith and fiduciary requirements. In addition, the opinion expressed in this letter is given only as of this date, is based on the law as in effect on this date and is limited to the matters stated herein and no opinion may be inferred beyond the matters expressly stated. We have no obligation, and will not undertake, to report to you or any third parties changes in facts or laws, statutes or case law.

                  We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement and the use of our name therein.
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Bracewell & Patterson, L.L.P.
May 20, 1999
Page 3


                  We are members of the Louisiana Bar, and the opinion in this letter is based on and limited to the laws of the State of Louisiana. The opinion contained in this letter is limited in that we express no opinion with respect to federal laws, state blue sky or other securities laws, tax or environmental laws or matters, the laws of any municipality, county or other political subdivision of the State of Louisiana or any agency thereof, or the laws of any jurisdiction other than Louisiana.

                                      Yours truly,

                                      Correro Fishman Haygood Phelps
                                      Walmsley & Casteix, L.L.P.



RMWmbs